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                                                                     EXHIBIT 4.2

                             MCAFEE ASSOCIATES, INC.

                           1997 NON-OFFICER STOCK PLAN

                     (AS ADOPTED EFFECTIVE JANUARY 20, 1997)


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                                TABLE OF CONTENTS

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ARTICLE 1.     INTRODUCTION.................................................

ARTICLE 2.     ADMINISTRATION...............................................
        2.1    Committee Composition........................................
        2.2    Committee Responsibilities...................................

ARTICLE 3.     SHARES AVAILABLE FOR GRANTS..................................
        3.1    Basic Limitation.............................................
        3.2    Additional Shares............................................

ARTICLE 4.     ELIGIBILITY..................................................

ARTICLE 5.     OPTIONS......................................................
        5.1    Stock Option Agreement.......................................
        5.2    Number of Shares.............................................
        5.3    Exercise Price...............................................
        5.4    Exercisability and Term......................................
        5.5    Effect of Change in Control..................................
        5.6    Modification or Assumption of Options........................
        5.7    Buyout Provisions............................................

ARTICLE 6.     PAYMENT FOR OPTION SHARES....................................
        6.1    General Rule.................................................
        6.2    Surrender of Stock...........................................
        6.3    Exercise/Sale................................................
        6.4    Exercise/Pledge
        6.5    Promissory Note..............................................
        6.6    Other Forms of Payment.......................................

ARTICLE 7.     RESTRICTED SHARES............................................
        7.1    Time, Amount and Form of Awards..............................
        7.2    Payment for Awards...........................................
        7.3    Vesting Conditions...........................................
        7.4    Voting and Dividend Rights...................................

ARTICLE 8.     PROTECTION AGAINST DILUTION..................................
        8.1    Adjustments..................................................
        8.2    Dissolution or Liquidation...................................
        8.3    Reorganizations..............................................

ARTICLE 9.     AWARDS UNDER OTHER PLANS.....................................

ARTICLE 10.    LIMITATION ON RIGHTS.........................................
        10.1   Retention Rights.............................................
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        10.2   Stockholders' Rights.........................................
        10.3   Regulatory Requirements......................................

ARTICLE 11.    WITHHOLDING TAXES............................................
        11.1   General......................................................
        11.2   Share Withholding............................................

ARTICLE 12.    FUTURE OF THE PLAN...........................................
        12.1   Term of the Plan.............................................
        12.2   Amendment or Termination.....................................

ARTICLE 13.    DEFINITIONS..................................................

ARTICLE 14.    EXECUTION....................................................
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                             MCAFEE ASSOCIATES, INC.

                           1997 NON-OFFICER STOCK PLAN



ARTICLE 1.     INTRODUCTION.

The Plan was adopted by the Board effective January 20, 1997. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Consultants with exceptional qualifications and (c) linking Employees and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or nonstatutory stock options. The Plan does not provide for the grant of incentive stock options and does not cover officers of the Company.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.     ADMINISTRATION.

     COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

     COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.

     BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed two million. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 8.

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     ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options and Restricted Shares under the Plan. If Restricted Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of Options and Restricted Shares under the

ARTICLE 4.     ELIGIBILITY.

     Only Employees and Consultants shall be eligible for the grant of Awards under the Plan. Individuals who are considered officers of the Company under the rules of the National Association of Securities Dealers shall not be eligible for the grant of Awards.

ARTICLE 5.     OPTIONS.

     STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. All Options granted under the Plan shall be nonstatutory stock options and shall not qualify for treatment as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

     NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8.

     EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. A Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the Option is outstanding.

     EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may also be awarded in combination with Restricted Shares, and such an Award may provide that the Options will not be exercisable unless the related Restricted Shares are forfeited.

     EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.


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     MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.     PAYMENT FOR OPTION SHARES.

     GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents when such Common Shares are purchased, except that the Committee may accept payment in any form(s) described in this Article 6.

     SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

     EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash or cash equivalents.

     OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

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ARTICLE  7.    RESTRICTED SHARES.

     TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with Options, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related Options are exercised.

     PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury, no cash consideration shall be required of the Award recipients. Any amount not paid in cash may be paid with a full-recourse promissory note.

     VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

     VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.


ARTICLE 8.     PROTECTION AGAINST DILUTION.

     ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the number of Common Shares covered by each outstanding Option or (c) the Exercise Price under each outstanding Option. Except as provided in this Article 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as reasonably practicable and in any event before the effective date of such proposed transaction. The

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Committee in its discretion may provide that each Optionee shall have the right to exercise some or all of his or her Options until the date 10 days before such proposed transaction, including Common Shares as to which the Options otherwise would not be exercisable. In addition, the Committee may provide that any Company repurchase right applicable to any Common Shares purchased upon exercise of an Option or to any Restricted Shares shall lapse as to some or all of such Common Shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed transaction.

     REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

ARTICLE 9.     AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available for the grant of Restricted Shares under Article 3.

ARTICLE 10.    LIMITATION ON RIGHTS.

     RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws.

     STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

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ARTICLE 11.    WITHHOLDING TAXES.

     GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied. SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 12.    FUTURE OF THE PLAN.

     TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on January 20, 1997. The Plan shall remain in effect until it is terminated under
Section 12.2.

     AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.


ARTICLE 13.    DEFINITIONS.

     "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     "AWARD" means any award of an Option or a Restricted Share under the Plan.

     "BOARD" means the Company's Board of Directors, as constituted from time to time.

     "CHANGE IN CONTROL" shall mean:

     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

     The sale, transfer or other disposition of all or substantially all of the Company's assets;

     A change in the composition of the Board, as a result of which fewer than a majority of the incumbent directors are directors who either (i) had been directors of the

Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.


     "COMMITTEE" means a committee of the Board, as described in Article 2.

     "COMMON SHARE" means one share of the common stock of the Company.

     "COMPANY" means McAfee Associates, Inc., a Delaware corporation.

     "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan.

     "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     "OPTION" means a nonstatutory stock option granted under the Plan and entitling the holder to purchase Common Shares.

     "OPTIONEE" means an individual or estate who holds an Option.


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     "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date. "PARTICIPANT" means an individual or estate who holds an Award.

     "PLAN" means this McAfee Associates, Inc. 1997 Non-Officer Stock Plan, as amended from time to time.

     "RESTRICTED SHARE" means a Common Share awarded under the Plan.

     "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

     "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 14.    EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

MCAFEE ASSOCIATES, INC.



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